UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported) September 14, 2023

Bright Health Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40537	47-4991296
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

8000 Norman Center Drive Suite 900, Minneapolis, Minnesota	55437
Address of Principal Executive Office	(Zip Code)
(612) 238-1321
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	BHG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01    Entry into a Material Definitive Agreement.

On September 14, 2023, each of Bright Health Group, Inc.'s insurance subsidiaries in Colorado, Florida, Illinois and Texas entered into repayment agreements with the Centers for Medicare & Medicaid Services ("CMS") with respect to the unpaid amount of their risk adjustment obligations for an aggregate amount of $380 million (the "Repayment Agreements"). The amount owing under the Repayment Agreements is due 18 months from September 15, 2023 (the date the first installment payment was made under the Repayment Agreements) and bears interest at a rate of 11.5% per annum. Failure to make payments in accordance with the Repayment Agreements, or entering into liquidation, rehabilitation, or early pre-liquidation, will result in a default under the Repayment Agreements, in which event the full balance of the amount owed under the Repayment Agreements will become immediately due and payable.

The foregoing description of the Repayment Agreements does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the Repayment Agreements, copies of which are filed as Exhibit 10.1, 10.2, 10.3, and 10.4 hereto and incorporated herein by reference.

Item 8.01 Other Events.

On September 19, 2023, Bright Health Group, Inc. issued a news release announcing its progress towards the wind-down of its ACA insurance business, which included announcing the entrance into the Repayment Agreements. A copy of the news release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1
Bright Health Insurance Company Repayment Plan Approval and Letter of Agreement, dated September 14, 2023, by and between the Centers for Medicare and Medicaid Services and Bright Health Insurance Company

10.2
Bright Health Insurance Company of Florida Repayment Plan Approval and Letter of Agreement, dated September 14, 2023, by and between the Centers for Medicare and Medicaid Services and Bright Health Insurance Company of Florida

10.3
Bright Health Insurance Company of Illinois Repayment Plan Approval and Letter of Agreement, dated September 14, 2023, by and between the Centers for Medicare and Medicaid Services and Bright Health Insurance Company of Illinois

10.4
Bright Health Insurance Company of Texas Repayment Plan Approval and Letter of Agreement, dated September 14, 2023, by and between the Centers for Medicare and Medicaid Services and Bright Health Insurance Company of Texas

99.1	News Release, dated September 19, 2023
104	The cover page from the Current Report on Form 8-K formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRIGHT HEALTH GROUP, INC.

Date:	September 19, 2023	By:	/s/ Jeff Craig
		Name:	Jeff Craig
		Title:	General Counsel and Corporate Secretary